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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (333-83660), the Registration Statement on Form S-8 (No. 33-14358), the Registration Statement on Form S-8 (No. 33-37836) and the Registration Statement on Form S-8 (No. 33-56620) of Longview Fibre Company of our report dated December 7, 2001 relating to the financial statements and of our report dated December 7, 2001 relating to the financial statement schedule, which appear in this Form 10-K/A.




PRICEWATERHOUSECOOPERS LLP
--------------------------
PRICEWATERHOUSECOOPERS LLP
Portland, Oregon
June 20, 2002